Exhibit 99.1

 December 18, 2017    Campbell to Acquire Snyder’s-Lance

 Forward-Looking Statements  The factors that could cause actual results to vary materially from those anticipated or expressed in any forward-looking statement include: changes in consumer demand for our products and favorable perception of our brands; the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; the impact of strong competitive responses to our efforts to leverage brand power with product innovation, promotional programs and new advertising; changing inventory management practices by certain of our key customers; a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of our key customers continue to increase their significance to our business; our ability to realize projected cost savings and benefits from efficiency and/or restructuring initiatives; our ability to manage changes to our organizational structure and/or business processes; product quality and safety issues, including recalls and product liabilities; the ability to complete and to realize the projected benefits of acquisitions, divestitures and other business portfolio changes; the conditions to the completion of the Snyder’s-Lance transaction, including obtaining Snyder’s-Lance shareholder approval, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; long-term financing for the Snyder’s-Lance transaction may not be available on favorable terms, or at all; closing of the Snyder’s-Lance transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; we may be unable to achieve the anticipated benefits of the Snyder’s-Lance transaction; completing the Snyder’s-Lance merger may distract our management from other important matters; disruptions to our supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; the uncertainties of litigation and regulatory actions against us; the possible disruption to the independent contractor distribution models used by certain of our businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; impairment to goodwill or other intangible assets; our ability to protect our intellectual property rights; increased liabilities and costs related to our defined benefit pension plans; a material failure in or a breach of our information technology systems; our ability to attract and retain key talent; changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; unforeseen business disruptions in one or more of our markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and other factors described in our most recent Form 10-K and subsequent Securities and Exchange Commission filings. We disclaim any obligation or intent to update these statements to reflect new information or future events.

 Today’s Presenters  3  Campbell to Acquire Snyder’s-Lance  Anthony DiSilvestroSenior Vice President & CFOCampbell Soup Company  Denise MorrisonPresident & CEOCampbell Soup Company  Brian DriscollPresident & CEOSnyder’s-Lance

 Campbell to Acquire Snyder’s-Lance      Combination of Campbell and Snyder’s-Lance creates a snacking leader

 Snyder’s-Lance Acquisition Accelerates Campbell’s Strategy    Increased focus on real food in snackingStrengthening position in the macro snacking market   Core    Expand in Better-For-You snacks through Snyder’s-Lance’s growing assortment   Health & Well-Being    Greater exposure to faster-growing distribution channels, including convenience stores and natural channel  Distribution / New Models

 Transaction Overview  Snyder’s-Lance fits well with Campbell’s strategy to expand into faster-growing snacking categories and strengthens Better-For-You snacking portfolio    Summary  Campbell agrees to acquire Snyder’s-Lance for $50.00 per share in cash; represents an enterprise value of approximately $6 billionSnyder’s-Lance reported net sales of approximately $2.2 billion and adjusted EBIT of approximately $193 million for the 12 months ended September 30, 2017     Synergies  Significant value creation via continued margin improvement and additional cost synergies    Closing  Transaction expected to close by early 2nd quarter of calendar year 2018Subject to Snyder’s-Lance shareholder vote and customary closing conditions, including regulatory approvals

 The Acquisition Shifts Campbell’s Portfolio Toward Faster- Growing Snacking Category    FY2011 Reported  Pro Forma1 FY2017  Pro Forma1,2 FY2017  Total FY2011 net sales:$7.1bn  Pro Forma FY2017 net sales:$8.1bn  Pro Forma net sales:$10.3bn     1 Pro Forma FY2017 data based on FY2017 CPB net sales including fiscal year estimate of Pacific Foods 2 Snyder’s-Lance net sales for the trailing 12 months ended July 1, 2017  The Snyder’s-Lance acquisition demonstrates our focus on expanding into faster-growing spaces

 Transaction Has Highly Compelling Strategic Rationale    1  Strengthens CPB core and expands our macro snacking business, particularly in Better-For-You snacks    2  Complementary to existing Pepperidge Farm business    3  Results in a more diversified and balanced portfolio with leading differentiated brands    4  Advances access to faster-growing distribution channels    5  Significant value creation through synergies and operational excellence  +

Snacking is a Faster-Growing Consumer Space

90% of consumers snack multiple times a day(1)

>50% of all U.S. eating occasions are snacks(1)

Nearly Half of U.S. consumers replace meals with snacks(2)



Categories
(US retail dollar sales(3))
CY13 – CY16 CAGR
7.0%
4.7%
3.6%
2.2%
1.9%
0.7%
0.6%
(0.7%)
(1.0%)
(2.1%)
Bakery Snacks
Refrigerated Entrees
Salty Snacks
Cookies
Candy
Crackers
Baby Food
SS Vegetables
Soup
Cold Cereal
1.5%
1.2%
2.0%
0.5%
Total Food and Beverage
Shelf Stable Food
Refrigerated Food & Beverage
Frozen Food

Source: Euromonitor.
(1) Hartman Group, 2014
(2) Nielsen Scan Track Data, 2014
(3) Source: IRI, MULO, 3yr CAGR CY13 to CY16
(4) IRI Market Structure 2016 and Total US MULO

The U.S. Snack Market is $89 billion and growing faster than other grocery categories (4)

Campbell's
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             Snyder’s-Lance’s Branded Portfolio  Category  Source: IRI MULO L52W through September 3, 2017. Based on IRI’s Snyder’s-Lance custom definitions.                Pretzels  Sandwich Crackers  Kettle Chips  Deli  Organic/Natural Tortilla Chips  Microwave Popcorn  Snack Nuts  Brand  Market Size  $1.2bn$1.1bn$1.0bn$0.6bn$0.2bn$0.8bn$4.6bn  Market Position  #1#1#1#1#2#2#4

 A Diversified Macro Snacking Platform    Fresh      Convenient Mini Meals      Sweet      Savory

 12  Campbell to Acquire Snyder’s-Lance  Brian DriscollPresident & CEOSnyder’s-Lance

 13  Campbell to Acquire Snyder’s-Lance  Anthony DiSilvestroSenior Vice President & CFOCampbell Soup Company

Compelling Transaction with Significant Value Creation

Transaction Metrics

- All cash purchase price of $50.00 per share
- Enterprise value of $6.1 billion
  - Represents Adjusted EBITDA multiple of 19.9x pre-synergies[1]
  - Represents Adjusted EBITDA multiple of 12.8x post-synergies[1]
- 27% premium to Snyder's-Lance's closing stock price on Dec. 13, 2017

Value Creation

- Achieve majority of Snyder's-Lance existing cost transformation program
- Additional $170 million of cost synergies by the end of FY2022
- Expected to be 5-7% accretive to FY2019 EPS[2] and 15–20% accretive by FY2021

Campbell's

1 Based on Snyder's-Lance CY2017E Adjusted EBITDA 2 Estimate, includes estimated impact of incremental depreciation and amortization

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Compelling Transaction with Significant Value Creation (cont'd)

Capital Structure

- Committed bridge financing in place
- Financing expected through $6.2 billion of new debt
- Leverage of 4.8x[1] expected by FY2018, committed to deleveraged to 3x by FY2022
- Suspend share repurchases to maximize FCF for deleveraging
- Maintain current dividend policy
- Expect to maintain investment grade rating

Conditions / Timing

- Subject to Snyder's-Lance shareholder vote and customary closing conditions, including regulatory approvals
- Expected close by early 2nd quarter of calendar year 2018

Campbell's

1 Assumes debt of $10.2 billion and pro-forma projected FY2018 EBITDA assuming Pacific Foods and Snyder's-Lance were acquired as of 7/31/17, projected to 7/29/18.

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Combination Will Yield Significant Cost Synergies and Potential Revenue Opportunities

Distribution	• Unlock warehouse and depot efficiencies
Manufacturing	• Optimize manufacturing and supply chain network
Procurement	• Leverage volume to create value – ingredient procurement • Scale benefit within packaging costs
Sales & marketing and administrative	• Optimize sales & marketing • Leverage shared services
Potential Revenue opportunities	• Distribution cross-sell opportunities • Capabilities in sales, marketing and innovation • Expand brands into a broader kids snacking platform • Accelerate e-commerce capabilities

$275-$325 million of expected one-time costs[1]

Campbell's

1 Includes transaction costs, integration costs and costs to achieve synergies and existing Snyder's-Lance cost transformation program (includes ~$50-$75 million capital)

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The Acquisition of Snyder’s-Lance is an Attractive Opportunity    1  Aligned with, and advances our strategy     2  Meaningfully shifts our portfolio to higher growth snacking categories    3  Significant cost synergy and potential revenue opportunity  +    4  Significant value creation

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